EXHIBIT 23.3

                          INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Inyx, Inc. (formerly Doblique, Inc.)

         We consent to incorporation by reference into the registration statement on Form S-8 of Inyx, Inc. pertaining to the issuance of up to 5,000,000 shares of common stock under the 2003 Stock Option Plan, of our report dated May 17, 2002, relating to the consolidated statements of income, shareholders' equity, and cash flows for the year ended December 31, 2001, which report appears in the Form 10-KSB of the Company dated February 18, 2003.

                                                     /s/ S.W. HATFIELD, CPA





Dallas, Texas
June 24, 2003